EXHIBIT 10.1

TERMS AND CONDITIONS OF THE [GRANT YEAR]
NONQUALIFIED STOCK OPTION GRANT
UNDER THE
KEY EMPLOYEE INCENTIVE PLAN

    1.        The Optionee, by accepting the option to purchase shares of the Corporation’s Common Stock (the “Options”) granted to him/her on [option grant date], (the “Grant Date”), accepts and agrees to these terms and conditions and the terms and conditions of the Key Employee Incentive Plan (the “Plan”), which Plan is incorporated herein by reference.

    2.        The Options shall not be exercisable until vested. The Options shall be exercisable during the period [first anniversary of option grant date] through [the date immediately preceding the 10th anniversary of the option grant date] (the “Exercise Period”), subject to the vesting schedule described in the next sentence and the provisions regarding termination set forth in paragraphs 3 and 4 below and in the Plan. Of the total Options granted to the Optionee on the Grant Date (“Total Grant”), twenty-five percent (25%) of the Total Grant will become vested on the first anniversary of the Grant Date; an additional twenty-five percent (25%) of the Total Grant will become vested on the second anniversary of the Grant Date; an additional twenty-five percent (25%) of the Total Grant will become vested on the third anniversary of the Grant Date; and an additional twenty-five percent (25%) of the Total Grant will become vested on the fourth anniversary of the Grant Date. During the Exercise Period, vested Options may be exercised in whole or in part and on one or more than one occasion. The purchase price of any shares as to which the Options shall be exercised shall be paid in full at the time of such exercise.

    3.        In the event Optionee’s employment with the Corporation is terminated for any reason other than the occurrence of an event described in paragraph 4 below, or a “Corporate Event” or “Change in Control” as described in this paragraph 3, whether voluntarily or involuntarily, the Options shall terminate immediately upon termination of Optionee’s employment and may not be exercised after such termination of employment.

        If Optionee’s employment with the Corporation is terminated solely due to a “Corporate Event,” Optionee shall have the right to exercise vested Options on or prior to the 90th day following the Optionee’s termination of employment or, if such 90th day is not a New York Stock Exchange trading day, the first day after such 90th day that is a New York Stock Exchange trading day (“Corporate Event Exercise Deadline”). Optionee shall have the right to exercise any Options that vest on or prior to the Corporate Event Exercise Deadline at the time or after such Options vest but on or before the Corporate Event Exercise Deadline. In no event, however, may Options be exercised after [the date immediately preceding the 10th anniversary of the option grant date], the date the Options expire. For purposes of this grant, a Corporate Event shall mean a corporate action, such as the sale of a subsidiary or business unit, a corporate restructuring, or other material, non-recurring event which results in the displacement or elimination of a significant number of jobs and which is required to be disclosed as a separate matter in the Corporation’s financial statements.

        Upon the occurrence of a Change in Control (as that term is defined in the Plan), the Options shall become fully vested and exercisable notwithstanding the vesting schedule set forth in paragraph 2 above. If Optionee’s employment is terminated by the Corporation within two (2) years following the Change in Control for any reason other than for Cause (as that term is defined in the Plan) or if Optionee’s employment is terminated by the Optionee within such two year period for Good Reason (as that term is defined in the Plan), Optionee shall have one (1) year from the date of termination of employment to exercise his/her Options. In no event, however, may Options be exercised after [the date immediately preceding the 10th anniversary of the option grant date], the date the Options expire.

    4.        If Optionee retires after the Grant Date and during the calendar year in which the Grant Date occurs, the Total Grant will be reduced on a pro-rata basis to reflect Optionee’s period of employment during the calendar year in which the Grant Date occurs (the “Adjusted Grant”). The Adjusted Grant shall equal the Total Grant multiplied by a fraction the numerator of which equals the number of calendar months during such year preceding the month during which Optionee’s retirement date occurs and the denominator of which equals 12; provided, however, that any fractional share resulting from such calculation shall be eliminated by rounding the Adjusted Grant down to the nearest whole number.

        The foregoing provisions of this paragraph 4 notwithstanding, if a Change in Control occurs following the Grant Date, and Optionee retires after the occurrence of the Change in Control but prior to the first day of the twelfth (12th) calendar month following the month during which the Grant Date occurs, the Total Grant shall not be reduced as aforesaid, but rather the Total Grant of Options shall be deemed to have become fully vested and exercisable upon the occurrence of the Change in Control.

        In the event Optionee retires, dies or becomes totally disabled, subject to the vesting provisions of paragraph 2 and paragraph 3, if a Change in Control shall have occurred, and the possible adjustment of the Total Grant to an Adjusted Grant as provided in this paragraph 4, Optionee (or his/her estate in the case of death) shall have five (5) years from the date of retirement, death, or disability to exercise his/her Options, provided such five (5) year period cannot extend beyond [the date immediately preceding the 10th anniversary of the option grant date].

    5.        The Options shall be exercisable through Charles Schwab & Co. (“Schwab”), the broker selected by the Corporation to provide services for stock options, or by such other method as shall be established by the Corporation from time to time. For information about Schwab’s services and how to exercise stock options, call 1-800-654-2593 or go online to Schwab Equity Award Center™  at http://equityawardcenter.schwab.com for assistance.

    6.        The Compensation and Executive Organization Committee of the Board of Directors (the “Committee”), or any successor committee performing similar functions, may from time to time impose certain limitations or restrictions on the exercise of the Options by employees who are subject to employee minimum stockholding requirements established by the Committee. Such limitations, restrictions and minimum stockholding requirements are subject to change at the discretion of the Committee.

    7.        Except to the extent that the Plan permits exercise in limited circumstances by persons other than the Optionee, the Options may not be assigned, transferred, pledged or hypothecated in any way whether by operation of law or otherwise, and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Options contrary to the provisions hereof or of the Plan, and the levy of any execution, attachment or similar process upon the Options, shall be null and void and without effect and shall cause the Options to terminate.

    8.        By accepting the Options granted herewith, Optionee acknowledges and agrees, subject to paragraph 12 below, that the Options are granted under and governed by the terms and conditions set forth in this document and in the Plan. Any dispute or disagreement which shall arise under, as a result of, or in any way relate to the interpretation, construction or administration of the Plan or the Options granted thereunder shall be determined in all cases and for all purposes by the Committee, or any successor committee, and any such determination shall be final, binding and conclusive for all purposes.

    9.        In selling the Corporation’s Common Stock (the “Shares”) upon Optionee’s exercise of his/her Options, the Corporation is fulfilling in full its contractual obligation to Optionee by making such transfer, and the Corporation shall have no further obligations or duties with respect thereto and is discharged and released from the same. The Corporation makes no representations to Optionee regarding the market price of the Shares or the information which is available to Optionee regarding the Shares of the Corporation.

    10.        The Optionee may be restricted by the Corporation in its sole judgment from exercising any of the Options to the extent necessary to comply with insider trading or other provisions of federal or state securities laws.

    11.        The grant of Options and all terms and conditions related thereto, including those of the Plan, shall be governed by the laws of the Commonwealth of Pennsylvania. The Plan shall control in the event there is a conflict between the Plan and these terms and conditions.

    12.        The terms and conditions set forth in this document shall not, unless expressly stated otherwise, modify or supersede the terms and conditions of any other plan or agreement applicable to employee benefit plans of the Corporation.